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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  As independent certified public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of Registration Statement No. 333-18447.

                                          ARTHUR ANDERSEN LLP

January 10, 1997
Orlando, Florida